UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2016

TransEnterix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

635 Davis Drive, Suite 300, Morrisville, North Carolina		27560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 15, 2016 and June 23, 2016, TransEnterix, Inc. (the “Company”) and two of its executive officers were served with complaints captioned Thomas Ravey, individually and on behalf of all others similarly situated vs. TransEnterix, Inc., Todd M. Pope and Joseph P. Slattery, Case No. 1:16-cv-599 (“Ravey”), and Ashok V. Bankley, individually and on behalf of all others similarly situated vs. TransEnterix, Inc., Todd M. Pope and Joseph P. Slattery, Case No. 5:16-cv-00313-D (“Bankley” and, with Ravey, the “Class Action Litigation”), respectively. The Ravey case was filed by an individual investor in the United States District Court for the Middle District of North Carolina and the Bankley case was filed by an individual investor in the United States District Court for the Eastern District of North Carolina. The complaints in the Class Action Litigation includes allegations of violations of Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10b-5 promulgated thereunder and Section 20(a) of the Exchange Act, all related to the U.S. FDA’s finding of substantial noncompliance with respect to the Company’s SurgiBot System 510(k) application.

The Company is in the process of reviewing the complaints filed and believes that the plaintiffs’ allegations are without merit, and intends to vigorously defend against these claims.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransEnterix, Inc.

June 27, 2016	By:	Joseph P. Slattery

Name: Joseph P. Slattery
Title: EVP and CFO